Exhibit 3.2.53

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1995)	This space for use by the Secretary of State	SUBMIT IN DUPLICATE
George H. Ryan Secretary of State Department of Business Services	FILED	This space for use by Secretary of State
	AUG 14 1998	Date	8-14-98

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State”	GEORGE H. RYAN SECRETARY OF STATE	Franchise Tax Filing Fee	$25.00 $75.00
100.00

Approved:	/s/ Illegible

1.	CORPORATE NAME: Rosemont Cinemas, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Illinois Corporation	Service Company
		First Name	Middle Name	Last name

	Initial Registered Office:	700 South Second Street
		Number	Street	Suite #

		Springfield	IL 62704	Sangamon
		City	Zip Code	County

3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.) See Attached Rider
EXPEDITED AUG 14 1998 SECRETARY OF STATE
4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
A		500	500		$500.00
	$1.00			$

			TOTAL =		$500.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

n/a

(OVER)

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: 1
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

			Name	Residential Address	City, State, ZIP
			Travis Reid,	6 Patriots Lane, Upper Saddle River,	NJ 07458

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$
		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$
		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$

7.	OPTIONAL:		OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated August 11, 1998

Signature and Name		Address

1.	/s/ JUDI ANN OLSEN	1.	464 Hill Street
	Signature		Street

	Judi Ann Olsen		Maywood, New Jersey 07607
	(Type or Print Name)		City/Town State Zip Code

2.		2.
	Signature		Street

	(Type or Print Name)		City/Town State Zip Code

3.		3.
	Signature		Street

	(Type or Print Name)		City/Town State Zip Code

(Signature, must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State

Department of Business Services

Section 3

To own, acquire, purchase, erect, equip, lease, operate, manage and conduct motion picture theatres, drive-in theatres, opera houses, public halls and theatres and places of amusement of every kind and description; to produce, manufacture, purchase, sell, lease, hire, exhibit and exploit performances and attractions of various kinds and natures, including moving pictures, vaudeville, dramatic, operatic, musical and dance performances, and intellectual and instructive entertainment; to manufacture, produce, purchase, own, sell, lease, hire, license, distribute, and otherwise dispose and to deal in and with moving picture machines, cameras, machinery, devices, appliances, and articles of all kinds used in photographic and motion picture arts, and plates, slides and films therefor, and materials, supplies, appliances, apparatus, machinery and other articles necessary and convenient for use in connection therewith; to acquire, own and dispose of costumes, scenery, properties, libraries, and other material and property for use in connection with the giving of operatic, dramatic, and motion picture entertainments, and performances of all kinds, to employ and act as agent and manager for singers, musicians, actors, performers of all kinds; to acquire, own and dispose of (including licensing thereof), plays, scenarios, photo-plays, news, songs, magazines, motion pictures and pictures of all kinds, dramatic and musical, and motion picture productions of every kind; to acquire, own maintain, operate dispose of and deal with and in studios and other plants and equipment for or in connection with the production of motion pictures and productions of all kinds; to deal in amusement enterprises of every kind and description and generally to carry on the business of motion pictures and theatrical proprietors, managers, producers and caterers for and to public entertainment and amusements, as well as to do all things necessary and incident thereto.

To manufacture, buy, sell and generally deal in popcorn, candy, beverages, sandwiches, and food of all kinds and description, and goods, wares, merchandise, electronic amusement devices, pinball machines and personal property of every kind.

To purchase, lease or otherwise acquire, hold, improve, sell, lease, mortgage and generally deal in lands, buildings and interests herein.

To own, erect, buy, lease, acquire, hold use or dispose of any and all stores, factories, machinery equipment and supplies of every nature and description necessary, useful or convenient in the manufacturing, producing, processing or marketing of the aforesaid articles and any other items or materials produced or dealt in by the corporation.

To buy, or otherwise acquire, hold, lease, sell, exchange, mortgage, pledge or otherwise dispose of any real estate or real property or personal property, rights, franchises or goodwill necessary to the foregoing; in general to carry on any related or incidental business in connection with the foregoing in all of the State, territories and dependencies of the United States and in foreign countries subject to the provisions of Part 4 of the T.M.C.L.A.

To indemnify any director or officers or former director or officer of the corporation, or any person who may have served at its request as a director or officer of any other corporation in which it is a creditors, against expenses actually and necessity incurred by him in connection with the defenses or any action, suit or proceeding in which he is made an officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of duty, but such indemnification shall not be deemed exclusive of any other rights to which such director or officer may be entitled, under any by-law, agreement, vote of shareholders, or otherwise.

2

PAID MAR 22. 2002 EXPEDITED SECRETARY OF STATE

Form BCA-10.30	ARTICLES OF AMENDMENT	File # 6008-564-1
(Rev. Jan. 1999)
_______________________ SUBMIT IN DUPLICATE _______________________ Springfield, IL 62756 Telephone (217) 782-1832 Remit payment in check or money order, payable to “Secretary of State.”	FILED MAR 22 2002 JESSEE WHITE SECRETARY OF STATE	This space for use by Secretary of State
Date 3-22-02
The filing fee for restated articles of amendment - $100.00 http://www.sos.state.il.us		Franchise Tax	$
		Filing Fee*	$ 25.00
		Penalty	$
		Approved:	/s/ Illegible

1.	CORPORATE NAME: Rosemont Cinemas, Inc.
CP0167975

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on March 21, 2002 in the manner indicated below. ( “X” one box only) (Month & Day)
(Year)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10. 10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Notes 4 & 5)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)

☒	In accordance with Section 10.40, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation, et al., case number 01-40380, confirmed and approved March 1, 2002.

3.	TEXT OF AMENDMENT:

a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)

All changes other than name, include on page 2

(over)

b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

Article Four, Paragraph 2 of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

No change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No change

	Before Amendment		After Amendment
Paid-in Capital	$	_________	$	_________

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated March 21, 2002	Rosemont Cinemas, Inc.
(Month & Day) (Year)	(Exact Name of Corporation at date of execution)

Attested by	/s/ JOHN C. MCBRIDE, JR.	by	/s/ BRYAN BERNDT
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	John C. McBride, Jr., Assistant Secretary		Bryan Berndt, Vice President
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.